UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2013

PRUDENTIAL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-16707	22-3703799
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

751 Broad Street

Newark, New Jersey 07102

(Address of principal executive offices and zip code)

(973) 802-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company’s Annual Meeting of Shareholders was held on May 14, 2013. Shareholders voted as follows on the matters presented for a vote.

1. The nominees for election to the Board of Directors were elected, each for a one-year term, based upon the following votes:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Thomas J. Baltimore, Jr.	284,861,793	7,026,677	1,755,575	32,761,176
Gordon M. Bethune	278,114,600	13,807,380	1,722,986	32,761,176
Gaston Caperton	289,263,740	2,679,564	1,700,541	32,761,176
Gilbert F. Casellas	287,976,779	3,918,765	1,748,472	32,761,176
James G. Cullen	274,566,725	17,378,164	1,698,651	32,761,176
William H. Gray III	287,158,194	4,748,255	1,736,858	32,761,176
Mark B. Grier	288,271,802	3,776,471	1,594,625	32,761,176
Constance J. Horner	274,989,694	16,968,458	1,684,423	32,761,176
Martina Hund-Mejean	289,948,885	2,038,528	1,654,711	32,761,176
Karl J. Krapek	289,528,373	2,342,293	1,774,303	32,761,176
Christine A. Poon	289,930,335	2,068,552	1,644,601	32,761,176
John R. Strangfeld	284,192,269	6,438,062	3,013,371	32,761,176
James A. Unruh	287,525,648	4,355,520	1,763,589	32,761,176

2. The proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2013 was approved based upon the following votes:

Votes for approval: 320,275,300

Votes against: 3,610,024

Abstentions: 2,519,686

There were no broker non-votes for this item.

3. The proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers was approved based upon the following votes:

Votes for approval: 226,256,366

Votes against: 64,441,937

Abstentions: 2,945,216

Broker non-votes: 32,761,176

4. The shareholder proposal regarding written consent by shareholders was not approved based upon the following votes:

Votes for approval: 77,841,557

Votes against: 210,927,973

Abstentions: 4,871,995

Broker non-votes: 32,761,176

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2013

PRUDENTIAL FINANCIAL, INC.

By:	/s/ Margaret M. Foran
	Name:	Margaret M. Foran
	Title:	Chief Governance Officer, Vice President and Corporate Secretary